RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                      April 1, 2001 through March 31, 2002
             Affiliated Underwriter: Banc of America Securities, LLC
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                             Type of
                             Security*   Date                                       Principal/           Price                % of
                             (1), (2)   Offering  Purchase                           Shares              Paid        % of     Fund
             Issuer          (3), (4)  Commenced    Date     Selling Broker**       Purchased  Price     by Fund      Issue   Assets
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

NATIONS FUNDS TRUST
FINANCIAL SERVICES
Instinet Group Inc.                 1  05/17/01    05/17/01     CS First Boston          6,000   $14.50   $87,000     0.02%   1.63%

NATIONS ASSET ALLOCATION
(Part of Nations Funds
Trust after 6/8/01)
-------------------------
Wellpoint Health Network,
  6.375%, 06/15/2006                1  06/12/01    06/12/01  Salomon Smith Barney      387,000    99.77  $386,118     0.09%   0.08%
Potlatch Corp, 10%, 07/15/2011      1  06/26/01    06/26/01      Goldman Sachs         160,000   100.00  $160,000     0.06%   0.04%
PSEG Energy, 8.5%, 06/15/2011       1  06/27/01    06/27/01       Lehman Bros          320,000    99.82  $319,434     0.06%   0.04%
Airgas, Inc. 9.125%, 10/01/2011     3  07/25/01    07/25/01      Goldman Sachs          70,000   100.00   $70,000     0.03%   0.02%
Ryland Corporate, 8%, 08/15/2006    1  08/13/01    08/13/01     CS First Boston        120,000   100.00  $120,000     0.12%   0.03%
Verizon New England, 6.50%,
  09/15/2011                        1  08/15/01    08/15/01 Deutsche Banc Alex Brown   399,000    99.77  $398,098     0.04%   0.09%
Conagra Foods, 6.75%, 09/15/2011    1  09/05/01    09/05/01      Merrill Lynch         262,000    99.95  $261,864     0.26%   0.06%
Cinergy  Corporation, 6.25%,
  09/02/2004                        1  09/06/01    09/06/01    Barclays Capital        288,000    99.99  $287,963     0.06%   0.06%
GMAC 8%, 11/01/2031                 3  10/26/01    10/26/01 Morgan Stanley Dean Witter 749,000   $98.90  $740,776     0.03%   0.18%
GMAC, 6.875%, 09/15/2011            1  10/26/01    10/26/01     JP Morgan Chase        562,000   $96.60  $542,892     0.22%   0.13%
Ford Motor Credit Corporation,
  7.25%,  10/25/2020                1  10/22/01    10/22/01 Credit Suisse First Boston 781,000   $99.62  $778,032     0.03%   0.19%
Verizon Pennsylvania, 5.65%,
  11/15/2011                        1  11/07/01    11/07/01      Merrill Lynch         396,000   $99.74  $394,982     0.16%   0.10%
Occidental Petroleum                1  11/29/01    11/29/01     JP Morgan Chase        185,000   $99.88  $184,785     0.07%   0.05%
Cingular Wireless                   1  12/06/01    12/06/01      Goldman Sachs         177,000   $99.59  $176,267     0.02%   0.04%
Olin Corporate Bonds                1  12/06/01    12/06/01  Salomon Smith Barney      156,000   $100.00 $156,000     0.08%   0.04%
Pemex Master Trust, 8.625%,
  02/01/2022                        3  01/25/02    01/25/02   Salomon Smith Baney      416,000   $98.88  $411,324     0.01%   0.10%
Target Corporation, 5.875%,
  03/01/2012                        1  03/04/02    03/04/02   Salomon Smith Baney      167,000   $99.66  $166,431     0.00%   0.04%
Weyerhaeuser Corporation, 7.375%,
  3/15/2032                         3  03/06/02    03/06/02     JP Morgan Chase         96,000   $98.70   $94,755     0.00%   0.02%
Gannett Company, Inc., 6.375%,
  04/01/2012                        1  03/11/02    03/11/02     JP Morgan Chase        177,000   $99.74  $176,545     0.04%   0.04%
General Electric Capital
  Corporation, 6.75%, 03/11/2032    1  03/13/02    03/13/02      Lehman Bros.        1,599,000   $99.88 $1,597,145    0.03%   0.40%

NATIONS MIDCAP VALUE
Carramerica Realty Corporation      1  12/13/01    12/13/01        LeggMason             1,000   $28.37   $28,370     0.17%   0.37%
Gap, Inc cvbd, 5.75%, 03/15/09      3  02/28/02    02/28/02  Salomon Smith Barney      261,000  $100.00  $261,000     0.02%   0.53%

NATIONS LARGECAP VAUE
Prudential Financial                1  12/12/01    12/12/01      Lehman Bros.              670   $27.50   $18,425     0.02%   0.34%
Gap, Inc cvbd, 5.75%, 03/15/09      3  02/28/02    02/28/02  Salomon Smith Barney       24,000  $100.00   $24,000     0.00%   0.37%
Travelers Property Casualty  Corp   1  03/21/02    03/21/02  Salomon Smith Barney       10,400   $18.50  $192,400     0.09%   1.20%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).